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                                                                    Exhibit 11.1


                          MOTORVAC TECHNOLOGIES, INC.
             CALCULATION OF BASIC AND DILUTED NET INCOME PER SHARE
          FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

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
                                                                                 Three Months Ended
                                                                             --------------------------
                                                                              March 31,       March 31,
                                                                                1999            1998
                                                                             ----------      ----------
Net Income                                                                   $  283,870      $   63,930
                                                                             ==========      ==========

Basic Net Income Per Share

       Weighted Average Outstanding Common Shares                             4,464,918       4,514,918
                                                                             ==========      ==========

       Basic Net Income per share                                            $     0.06      $     0.01
                                                                             ==========      ==========

Diluted net income per share

       Weighted Average Outstanding Common Shares                             4,464,918       4,514,918

                Incremental Shares, assuming exercise of options grants
                outstanding at March 31, 1999 and March 31, 1998
                (eliminated if dilutive to EPS)                                   8,951

Weighted Average Outstanding Common and
       Common Equivalent Shares                                               4,473,869       4,514,918
                                                                             ==========      ==========

Diluted net income per share                                                 $     0.06      $     0.01
                                                                             ==========      ==========
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